TherapeuticsMD, Inc. 8-K

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THERAPEUTICSMD NAMES RANDALL S. STANICKY TO BOARD OF DIRECTORS

Boca Raton, FL - December 18, 2013 – TherapeuticsMD, Inc. (NYSE MKT: TXMD), a women’s healthcare company ("TherapeuticsMD" or the "Company"), announced today that Randall S. Stanicky, CFA, a highly-regarded senior equity analyst with extensive experience in the specialty pharmaceutical and healthcare services sectors, has been named to its Board of Directors, replacing Samuel A. Greco.

Mr. Stanicky currently serves as Managing Director, Global Equity Research at RBC Capital Markets, focusing on the specialty pharmaceuticals sector and has spent almost 15 years in equity research covering healthcare stocks. He previously served in senior roles at Goldman Sachs and Canaccord Genuity on the sell side. His prior coverage experience within the healthcare sector has been broad, spanning specialty pharmaceuticals, the healthcare supply chain, contract research and healthcare technology. Prior to that, he followed healthcare stocks on the buy side at Citigroup Global Asset Management.

“We are pleased to welcome Randall Stanicky to our Board of Directors,” said the Honorable Tommy G. Thompson, Chairman of TherapeuticsMD. “His extensive knowledge of the specialty pharmaceuticals sector along with his analytical and financial acumen will offer a welcome and broadened perspective to the Company as we advance the development of our portfolio of hormone therapy products. We thank Samuel Greco for his valuable contributions to the Board of Directors and extend our appreciation for his service.”

“Mr. Stanicky is a well-respected senior research analyst and we are delighted to have him join our Board,” said Robert Finizio, Chief Executive Officer and Co-founder of TherapeuticsMD. “The insight and knowledge gained from his successful career as an equity analyst covering specialty pharmaceuticals will be important as we build the Company’s leadership position in women’s healthcare. We are grateful to have someone of his caliber on our team and we look forward to his contributions,” added Mr. Finizio.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is a women’s healthcare company focused on developing and commercializing products targeted exclusively for women. We are developing advanced hormone therapy pharmaceutical products based on novel technologies that enable delivery of bioidentical hormones through a variety of dosage forms and administration routes. We also manufacture and distribute branded and generic prescription prenatal vitamins, as well as over-the-counter vitamins and cosmetics, under our vitaMedMD® and BocaGreenMD® brands. More information is available at the following websites: www.therapeuticsmd.com, www.vitamedmd.com, www.vitamedmdrx.com, and www.bocagreenmd.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the Company’s belief in Mr. Stanicky’s attributes and how those attributes will affect the Company are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to: timely and successful completion of clinical studies and the results thereof; challenges and costs inherent in product marketing; the risks and uncertainties associated with economic and market conditions; risks and uncertainties associated with the Company’s business and finances in general; and other risks detailed in the Company’s filings with the U.S. Securities and Exchange

Commission including its annual report on Form 10-K filed on March 12, 2013, reports on Form 10-Q and Form 8-K, and other such filings. These forward-looking statements are based on current information that may change. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Contacts:

TherapeuticsMD, Inc.

Dan Cartwright, 561-961-1930

Chief Financial Officer

Dan.Cartwright@TherapeuticsMD.com

In-Site Communications (Investor Relations)

Lisa M. Wilson, 917-543-9932

lwilson@insitecony.com

Red Fox Communications (Public Relations)

Judy Grossman, 917-913-1690

judy@redfoxcomm.com

# # #